EXHIBIT 10.5

Schedule Prepared in Accordance with Instruction 2 to Item 601 of Regulation S-K

The Warrants dated May 25, 2006 are substantially identical in all material respects except as to the warrantholder and the number of shares for which warrant can be exercised.

Holder	Shares for which Warrant can be Exercised
Dolphin Offshore Partners, L.P.	20,833
Radcliffe SPC, Ltd. for and on behalf of the Class A Convertible Crossover Segregated Portfolio	486,111
LBI Group, Inc.	347,222
Kamunting Street Master Fund, Ltd.	243,056
Tribeca Global Convertible Investments Limited	173,611
Capital Ventures International	208,333
Evolution Master Fund Ltd. SPC, Segregated Portfolio M	243,056
Highbridge International, LLC	260,417

The text of the Warrants is incorporated by reference from Exhibit 10.1 to Nestor’s Current Report on Form 8-K filed May 26, 2006 (at Exhibit B thereto)